SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 22, 2008

VERTIS, INC.

d/b/a Vertis Communications

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	333-97721	13-3768322
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 WEST PRATT STREET	21201
BALTIMORE, MARYLAND	(Zip Code)
(Address of Principal Executive Offices)

(410) 528-9800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

                On May 22, 2008, Vertis, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vertis Holdings, Inc. (“Holdings”), the parent of the Company, Victory Merger Sub, LLC, a wholly-owned subsidiary of the Company (“Victory Merger Sub”), and ACG Holdings, Inc. (“ACG”).  Under the terms of the Merger Agreement, Victory Merger Sub will be merged with and into ACG, with ACG surviving the merger (the “Merger”).  A copy of the press release announcing the execution of the Merger Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

                Consummation of the Merger is subject to the satisfaction of customary closing conditions and the receipt of necessary approvals.  The Merger is subject to the restructuring and recapitalization of the parties’ outstanding indebtedness pursuant to the consummation of the chapter 11 plan referred to below.

                Pursuant to the Merger, each outstanding share of common stock, par value $0.01 per share, of ACG (the “ACG Common Stock”) will receive from Vertis an amount in cash equal to: (a) 0.0005 multiplied by (b) the reorganized equity value of Holdings to be set forth in the disclosure statement for the solicitation of votes for the chapter 11 plan referred to below, divided by (c) the total number of shares of ACG Common Stock outstanding immediately prior to the closing of the Merger.

                A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K.  The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the document.

                The Merger Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or ACG or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement and the subsequent information may or may not be fully reflected in the Company’s public disclosures.

                On May 22, 2008, the Company entered into a restructuring and lock-up agreement (the “Restructuring Agreement”) with certain holders of the 10% Senior Second Secured Notes due 2010 (the “Graphics’ Notes”) of American Color Graphics, Inc. (“Graphics”) and of the Company’s 9.75% Senior Secured Second Lien Notes due 2009 (the

“Second Lien Notes”), 10.875% Senior Notes due 2009 (the “Senior Notes”) and 13.5% Senior Subordinated Notes due 2009 (the “Senior Subordinated Notes”, and together with the Second Lien Notes and the Senior Subordinated Notes, the “Vertis Notes”) (the Vertis Notes and the Graphics’ Notes are collectively referred to as the “Notes”).  Pursuant to the Restructuring Agreement, certain holders of the Notes have agreed to restructure and recapitalize the Notes (the restructuring and the recapitalization, the “Transactions”).  The Transactions will be implemented through a solicitation of votes for a prepackaged plan of reorganization of Holdings, the Company and certain other subsidiaries of Holdings and ACG and Graphics, respectively, pursuant to Regulation D under the Securities Act of 1933, as amended, and Sections 1125, 1126 and 1145 of the Bankruptcy Code.  Holdings, the Company and such other subsidiaries of Holdings, on the one hand, and ACG and Graphics, on the other hand, intend to commence voluntary reorganization cases under chapter 11 of the Bankruptcy Code to effect the Transactions through a pre-packaged chapter 11 plan of reorganization on the terms set forth in the term sheet attached as Exhibit A to the Restructuring Agreement.  The holders of more than two-thirds of the outstanding principal amount of each of the Second Lien Notes, the Senior Notes, the Senior Subordinated Notes and holders of a majority of the outstanding principal amount of the Graphics’ Notes agreed to vote in favor of the chapter 11 plan, subject to the terms and conditions of the Restructuring Agreement or certain other agreements.  This Current Report on Form 8-K does not constitute an offer to purchase any securities or a solicitation of an offer to sell any securities.

                Pursuant to the Restructuring Agreement, (i) the holders of the $350 million of Second Lien Notes will receive new second lien notes of the Company in the same principal amount as their existing notes, (ii) the holders of the $350 million of Senior Notes will receive $107 million of new senior notes of Vertis and approximately 57% of the new common stock of Holdings, (iii) the holders of the $293.5 million of Senior Subordinated Notes will receive $27 million of new senior notes of Vertis, 10% of the new common stock of Holdings and warrants to acquire 11.5% of the new common stock of Holdings, at an implied strike price equivalent to the principal amount of, plus accrued interest on, the Senior Notes, (iv) the holders of the existing common stock of Holdings will have their shares cancelled and receive no distribution, and (v) the holders of the $280 million of Graphics Notes will receive $66 million of the new senior notes of Vertis and approximately 33% of the new common stock of Holdings.

                A copy of the press release announcing the Restructuring Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K.  A copy of the Restructuring Agreement is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.  By filing this Current Report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report.

Item 8.01. Other Events

                The projections furnished as Exhibit 99.3 to this Current Report on Form 8-K contain forward looking statements, the realization of which is subject to a significant amount of uncertainty.  Factors both within and outside the control of the Company and ACG will affect the ability to realize any of the results reflected in the projections.  In particular, realization of these results depends in part on the Company’s ability to reach satisfactory agreements with a variety of third parties in respect to different matters.  Furthermore, the information is a high-level summary only and subject to assumptions, qualifications and performance criteria not otherwise described in the information in the projections.  The projections are intended to be considered in the context of the Company’s filings with the SEC and other public announcements that the Company makes, by press release or otherwise, from time to time.  The projections are based on information available to the Company as of May 14, 2008 and the Company continues to refine its information and understanding of the steps required to achieve the stated results.  The Company undertakes no duty or obligation to publicly update or revise the projections contained in this report, although it may do so from time to time as its management believes is appropriate.  Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

                The information furnished pursuant to the immediately preceding paragraph of this Current Report on Form 8-K, including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

                This Current Report on Form 8-K may contain forward-looking statements.  The words “believes, “anticipates, “expects, “estimates, “plans, “intends,” and similar expressions are intended to identify forward-looking statements.  All forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from projected results.  Factors that may cause these differences include fluctuations in the cost of raw materials the Company uses, changes in the advertising, marketing and information services markets, the financial condition of our customers, actions by the Company’s competitors, changes in the legal or regulatory environment, general economic and business conditions in the U.S. and other countries, and changes in interest and foreign currency exchange rates.

                Certain additional factors could affect the outcome of the matters described in this Current Report on Form 8-K.  These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Merger Agreement; (3) the failure to satisfy other conditions to completion of the Merger; (4) the failure of the Company to obtain the financing necessary to consummate the Merger and the failure to consummate the refinancing of certain outstanding indebtedness of the Company and ACG; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; (6) the ability to recognize the benefits of the Merger, including any synergies that may result from the Merger; and (7) the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of certain financings that will be obtained for the Merger.  Many of the factors that will determine the outcome of the subject matter of this press release are beyond the Company’s ability to control or predict.  The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

                Additional information regarding these risk factors and uncertainties is detailed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”),

including but not limited to our most recent Forms 10-K and 10-Q, available for viewing on our website.  (To access this information on our website, www.vertisinc.com, please click on “Investors”, “SEC Filings”).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger dated May 22, 2008

99.1	Press release dated May 22, 2008

99.2	Restructuring Agreement dated May 22, 2008

99.3	Projections

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTIS, INC.

By:	/s/ BARRY C. KOHN
	Name:	Barry C. Kohn
	Title:	Chief Financial Officer

Date:  May 22, 2008

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated May 22, 2008

99.1	Press release dated May 22, 2008

99.2	Restructuring Agreement dated May 22, 2008

99.3	Projections